UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PROPHASE LABS, INC.

(Name of Registrant as Specified in Its Charter)

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April 17, 2014

Dear Stockholder:

You are invited to attend ProPhase Labs, Inc.’s Annual Meeting of Stockholders on May 20, 2014, at 4:30 p.m., Eastern Time, at Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022. The meeting will start promptly at 4:30 p.m.

Whether or not you plan to attend in person, your vote is important and you are encouraged to vote promptly. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you then attend the Annual Meeting, you may revoke your Proxy and vote in person.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Very truly yours,

Ted Karkus
Chairman of the Board of Directors
and Chief Executive Officer

ProPhase Labs, Inc.
621 N. Shady Retreat Road
Doylestown, PA 18901

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
to be held May 20, 2014

TO THE STOCKHOLDERS OF PROPHASE LABS, INC.:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of ProPhase Labs, Inc. (the “Company”), a Nevada corporation, will be held at Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022, on May 20, 2014, at 4:30 p.m., Eastern Time, for the following purposes:

(1)	To elect as directors the nominees named in the proxy statement to serve as our board of directors for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
(2)	To ratify the appointment of EisnerAmper LLP as independent auditors for the year ending December 31, 2014; and
(3)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 3, 2014, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Any stockholder may revoke a Proxy at any time prior to its exercise by filing a later-dated Proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Annual Meeting.

IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE SHARES TO THE ANNUAL MEETING.

By Order of the Board of Directors

Ted Karkus
Chairman of the Board of Directors
and Chief Executive Officer

Doylestown, PA
April 17, 2014

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

ProPhase Labs, Inc.
621 N. Shady Retreat Road
Doylestown, PA 18901

ANNUAL MEETING OF STOCKHOLDERS
to be held May 20, 2014

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ProPhase Labs, Inc.
621 N. Shady Retreat Road
Doylestown, PA 18901

PROXY STATEMENT

April 17, 2014

This proxy statement (this “Proxy Statement”) is being furnished in connection with the solicitation of proxies (“Proxies” or if one, a “Proxy”) by the Board of Directors (the “Board”) of ProPhase Labs, Inc. (the “Company”) for use at the 2014 Annual Meeting of Stockholders of the Company to be held at Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022, on May 20, 2014, at 4:30 p.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”).

The principal executive offices of the Company are located at 621 N. Shady Retreat Road, Doylestown, PA 18901. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is April 17, 2014.

At the Annual Meeting, the following proposals will be presented to the stockholders for approval:

(1)	To elect as directors the nominees named in this Proxy Statement to serve as our board of directors for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
(2)	To ratify the appointment of EisnerAmper LLP as independent auditors for the year ending December 31, 2014; and
(3)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE SHARES TO THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING TO BE HELD ON MAY 20, 2014

The Notice of Meeting, Proxy Statement, Proxy Card and 2013 Annual Report are available on the internet at:
http://www.astproxyportal.com/ast/07814/.

Only stockholders of record at the close of business on April 3, 2014 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 16,660.324 shares of common stock, par value $0.0005 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting is required for a quorum.

If you hold shares of our Common stock registered in your name at our transfer agent, American Stock Transfer & Trust Company, LLC (“Amstock”), you are a stockholder of record. If you hold shares of Common Stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.” If you are a stockholder of record, Amstock is sending these proxy materials to you directly. If you hold shares in “street name,” these materials are being sent to you by the broker, bank or similar institution through which you hold your shares.

Attendance at the Annual Meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver’s license, in order to attend the Annual Meeting in person. In addition, if you hold shares of Common Stock in “street name” and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on April 3, 2014, the Record Date for the Annual Meeting. However, those who hold shares in “street name” cannot vote their shares at the meeting without a legal proxy. If your shares are held in “street name” in a brokerage account by a bank, broker or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the bank, broker, or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If you give your Proxy but do not include specific instructions on how to vote, the individuals named as Proxies will vote your shares as follows:

•	FOR the election of the board of directors’ nominees for director; and
•	FOR the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm.

If other matters are properly presented at the meeting, the individuals named as Proxies will have the discretion to vote on those matters for you in accordance with their best judgment. However, our Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the meeting. The execution of a Proxy will in no way affect a stockholder’s right to attend the Annual Meeting and to vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time prior to the Annual Meeting by written notice of revocation given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting, by execution and delivery of a subsequent Proxy, or by voting in person at the Annual Meeting.

Broker Non-Votes and Abstentions

If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your Proxy will not be voted on that matter, but will count toward the establishment of a quorum. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not be voted on that matter. The nominees may vote shares without instruction only on matters deemed “routine,” such as the ratification of the appointment of the independent auditors (Item #2). Uninstructed brokers do not have discretionary voting power for the election of directors (Item #1), and, accordingly, if you do not provide voting instructions to the broker, bank or other nominee that holds your shares for you, they will not be voted for or against the election of directors.

The inspectors of election will treat shares represented by Proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Abstentions and broker non-votes, however, do not technically constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of votes cast and whether stockholder approval of the matter has been obtained. Therefore, an abstention or broker non-vote will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though they will be counted as present at the Annual Meeting in determining the presence of a quorum.

Copies of the Company’s Annual Report containing audited financial statements of the Company for the year ended December 31, 2013, are being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

PROPOSAL 1 — ELECTION OF BOARD OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The directors are elected by a plurality of the votes cast by stockholders. The Company’s Bylaws state that the number of directors constituting the entire Board shall be determined by resolution of the Board. The number of directors currently fixed by the Board is six.

No Proxy may be voted for more people than the number of nominees listed below. Shares represented by all Proxies received by the Board and not marked to vote against or to withhold authority to vote for any individual director will be voted “FOR” the election of all the nominees named below (unless one or more nominees becomes unable or unwilling to serve). All of the nominees have indicated their willingness to serve if elected, but if any should become unable or unwilling to stand for election, Proxies may be voted for a substitute nominee designated by the Board. No nominations for directors were received from stockholders and no other candidates are eligible for election as directors at the Annual Meeting.

The following table and the paragraphs following the table set forth information regarding the current ages, positions, and business experience of the current directors of the Company, all of whom are being nominated for election to the Board:

Name	Position	Age	Initial Year in Office
Ted Karkus	Chairman of the Board and Chief Executive Officer	54	2009
Mark Burnett	Director	54	2009
Mark Frank	Director	52	2009
Louis Gleckel, MD	Director	58	2009
Mark Leventhal	Director	65	2009
James McCubbin	Director	50	2009

TED KARKUS has been the Chairman of the Board and the Chief Executive Officer of the Company since June 2009. Mr. Karkus was formerly the managing member of Forrester Financial, LLC, a management consulting firm founded by Mr. Karkus in 2001. Forrester Financial LLC provided a wide range of services to emerging-growth companies, including the structuring and raising of working capital as well as assisting management in developing operational, marketing and financial strategies. Mr. Karkus was instrumental in assisting the turnaround of ID Biomedical, an influenza vaccine manufacturer, which in 2005 was sold to GlaxoSmithKline plc for over $1.4 billion. Mr. Karkus has twenty-five years of experience in securities and capital markets including two years with Fahnestock & Co. Inc., a full-service brokerage firm, where he was Senior Vice President, Director of Institutional Equities, and four years at S.G. Warburg, an investment bank, where he was an institutional equity salesman and developed a large network of institutional investors. Mr. Karkus graduated with an MBA from Columbia University Graduate School of Business in 1984 where he received Beta Gamma Sigma honors. He graduated Magna Cum Laude from Tufts University in 1981.

Mr. Karkus brings extensive financial structuring as well as operational and marketing strategy experience to our Board, including successful restructuring and turn-around scenarios in the pharmaceutical industry. These skills, as well as Mr. Karkus’ experience as our Chairman and Chief Executive Officer, along with his deep knowledge of and genuine interest in our Company, management skills and business savvy, and his performance as a Board member of the Company, led the Board to conclude that he should be nominated to serve another term as a director.

MARK BURNETT has been a member of our Board since June 2009 and currently serves as a member of our Compensation Committee and Audit Committee. Mr. Burnett is the Executive Vice President and Chief Executive Officer for MercBloc, LLC, which he co-founded in 2007. MercBloc, LLC is a financial services administrator that has raised more than $500 million for investment from over 70 high net-worth individuals. Mr. Burnett is also the managing member of Fuse Capital, LLC, which is a private securities trading and investment company. Since 1996, Mr. Burnett has also been in the business of building residential homes in the Nassau County region of Long Island, New York. For over 25 years, he has maintained a seat on the New York Mercantile Exchange, having started his career trading heating oil and crude oil futures contracts.

He is a member of NYMEX and currently holds memberships in the Chicago Climate Futures Exchange and the Intellectual Property Exchange International. Mr. Burnett graduated from the State University of New York at Stony Brook in 1981.

Mr. Burnett brings to our Board financial expertise including financial structuring, capital raising and investment experience as well as experience in running a company. This financial background, business experience, independence, and his performance as a Board member, led the Board to conclude that he should be nominated to serve another term as a director.

MARK FRANK has been a member of our Board since June 2009 and currently serves as a member of our Nominating Committee (as defined below) and Chairman of our Audit Committee. Mr. Frank is the President of the Patient Marketing Group (PMG), a division of inVentiv Health, Inc., located in Newtown, Pennsylvania. PMG is one of the largest patient focused consulting companies in the United States and is part of a larger parent organization with more than 13,000 employees in 40 countries. Mr. Frank has also served as President of GSW Worldwide, a full-service healthcare communications agency, from 2005 to 2012 and was Executive Vice President of that same organization before that time. Mr. Frank has extensive marketing, advertising and brand development experience in the areas of pharmaceuticals/biotechnology, medical device and diagnostics and health and wellness. PMG and GSW Worldwide are both subsidiaries of inVentiv Health, Inc., a corporation that was listed on NASDAQ until it was acquired in August 2010. InVentiv Health, Inc. provides a broad range of services to companies in the health care industry and its client roster is comprised of more than 350 leading pharmaceutical, biotech, life sciences and healthcare payor companies, including the top twenty global pharmaceutical manufacturers. Prior to his 13 years with PMG/GSW/inVentiv Health, Inc., Mr. Frank was a Director of Marketing for Novartis Pharmaceuticals, which develops and markets patent protected prescription drugs. Mr. Frank graduated with a Bachelor’s degree in Exercise Science in 1983 and a Master’s degree in Public Health in 1990, both from the University of Massachusetts at Amherst.

Mr. Frank brings to our Board extensive management, marketing, advertising and brand development expertise in the health care industry. This experience, as well as his independence and his performance as a Board member and Chairman of our Audit Committee, led the Board to conclude that he should be nominated to serve another term as a director.

LOUIS GLECKEL, MD, has been a member of our Board since June 2009 and currently serves as a member of our Compensation Committee and Chairman of our Nominating Committee. In 1997, Dr. Gleckel co-founded ProHealth Care Associates, a comprehensive state of the art multi-specialty physician group practice with offices in Long Island and Bronx, New York. At ProHealth, he is the Division Chief of Cardiology and Internal Medicine specializing in Preventative Cardiology, Metabolic Syndrome and Internal Medicine with particular emphasis on high-risk patients with complications from diabetes and heart disease. He was named to New York Magazine’s Best Doctors list for three years, New York Metro Area Best Doctors list for fourteen years and the 2008 Nassau County Best Doctors list. For over ten years Dr. Gleckel has been a team physician for the New York Jets and New York Islanders as well as for the tennis players at the US Open. Dr. Gleckel also served as Chairman of the Board of Invicta Corporation, a development stage company that designed, manufactured and marketed photochromic eyeglass lenses, for approximately four years until his resignation in February 2005.

Dr. Gleckel brings to the Board extensive knowledge of the medical, pharmaceutical and related industries as a distinguished doctor, as well as experience in successful business development and board service. This experience, as well as his independence and his performance as a Board member and chairman of our Nominating Committee, led the Board to conclude that he should be nominated to serve another term as a director.

MARK LEVENTHAL has been a member of our Board since June 2009 and currently serves as the Chairman of the Compensation Committee and as a member of our Nominating Committee. In 1974, he joined The Beacon Companies, LLP, a family business that developed office buildings, hotels, retail and multi-family housing throughout the United States. Some of his projects in the Boston area included: Rowes Wharf consisting of 100 luxury condos, 400,000 square feet of office space, a 230 room hotel, and a marina; One Post Office Square consisting of 750,000 square feet of office space; three additional hotels including the Meridian Hotel; and over 2,500 multifamily housing units in and around Boston. Many of these properties formed the foundation for Beacon Properties, a REIT which was listed on the New York Stock Exchange in 1994. Beacon Properties was subsequently sold to Equity Office Properties, an owner and operator of a national portfolio of office buildings, for approximately $4.4 billion in 1997. Since that time, Mr. Leventhal has continued to invest in real estate in Massachusetts, Rhode Island and Connecticut. Mr. Leventhal holds a Bachelor’s degree in Civil Engineering from Northeastern University.

Mr. Leventhal brings to the Board more than thirty years of business and financial expertise. This experience, as well as his independence and his performance as a Board member and chairman of our Compensation Committee, led the Board to conclude that he should be nominated to serve another term as a director.

JAMES MCCUBBIN has been a member of our Board since June 2009 and currently serves as a member of our Audit Committee. He is the Executive Vice President and Chief Financial Officer of WidePoint Corporation, a NYSE MKT listed corporation. He also serves on WidePoint’s Board of Directors and is its Secretary and Treasurer. WidePoint is a leading provider of Identity Access Management and Multi-Factor Authentication solutions offering advanced information technology through its solutions to the government and commercial markets. Mr. McCubbin was promoted to Executive Vice President and Chief Financial Officer of WidePoint in May 2008. Prior to that time, from August 1998 till May 2008, Mr. McCubbin served as WidePoint’s Vice President and Chief Financial Officer. Prior to that time, from December 1997 to August 1998, Mr. McCubbin served as WidePoint’s Vice President, Controller, Assistant Secretary and Treasurer. Prior to the commencement of his employment with WidePoint in November 1997, Mr. McCubbin held various financial consulting, management, and/or staff positions with several companies in the financial and government sectors, including but not limited to, Memtec America Corporation, a continuous microfiltration water technology company, McBee Consulting, a healthcare consulting firm, Martin Marietta, presently known as Lockheed Martin, a multinational aerospace manufacturer and advanced technology company, and Ernst & Young, an international auditing and accounting firm. Mr. McCubbin previously served on the Board of Directors of Tianjin Pharmaceutical Company, resigning in June 2012. Tianjin engages in the development, manufacture, marketing, and sale of traditional Chinese medicines and other pharmaceuticals in the People’s Republic of China. Mr. McCubbin served as Tianjin’s Chairman of its Audit Committee and served on its Nominating Committee and Compensation Committee. Mr. McCubbin was on the Board of Directors of Redmile Entertainment, a worldwide developer and publisher of interactive entertainment software, and served as its Audit Committee Chairman until his resignation on March 1, 2008. Mr. McCubbin provides financial consulting services to small cap companies and has served on and assisted various Boards of Directors over the past ten years. Mr. McCubbin is a graduate of the University of Maryland with a Bachelor of Science Degree in Finance and a Master’s Degree in International Management.

Mr. McCubbin brings to our Board financial expertise and is qualified as an audit committee financial expert, as well as a wealth of experience as an officer and director of public companies. This experience, as well as his independence and his performance as a Board member, led the Board to conclude that he should be nominated to serve another term as a director.

Required Vote

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

Corporate Governance

The Company’s corporate governance serves to ensure that certain members of the Board are independent from management and that the Board adequately performs its function to ensure that the interests of the Board and management are in alignment with the interests of the stockholders.

The Board has adopted Corporate Governance Guidelines to promote effective governance of the Company. The Corporate Governance Guidelines are available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Governance Overview.”

On an annual basis, each director and executive officer is required to complete a Director and Officer Questionnaire. Within this questionnaire are requirements for disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material conflict of interest.

The Company has established a whistleblower policy by which confidential complaints may be raised anonymously within the Company. Employees that wish to submit complaints confidentially should submit an anonymous written complaint directly to Compliance Officer, James McCubbin. Complaints submitted through this confidential process that involve the Company’s accounting, auditing, and internal auditing controls and disclosure practices will be presented to the Audit Committee. The policy is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Whistleblower Policy”.

The Company maintains an insider trading policy that provides that the Company’s personnel may not buy, sell or engage in other transactions in the Company’s stock while aware of material non-public information and that restricts trading in Company securities for a limited group of Company employees (including executive officers and directors) to defined window periods that follow our quarterly earnings releases. The policy is available on our website at www.ProPhaseLabs.com under “Investor Relations —  Corporate Governance and Policies — Securities Trades.”

Code of Conduct

We have adopted a code of conduct that applies to all members of our Board and all employees of the Company, including the Chief Executive Officer, Chief Financial Officer, and other senior financial officers. The Code of Conduct is available on our website at www.ProPhaseLabs.com under “Investor Relations —  Corporate Governance and Policies — Code of Conduct.” We have not granted any waivers under this policy to any of our directors or executive officers. Any waiver will be disclosed in accordance with The NASDAQ Stock Market (“NASDAQ”) requirements.

Director Independence

As required by NASDAQ listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable NASDAQ listing standards.

Based on these standards, upon the recommendation of our Nominating Committee, the Board has affirmatively determined that each of our non-employee directors is “independent,” as defined by the current rules under the listing standards of NASDAQ. Thus, five of our six directors are independent under the listing standards of NASDAQ. Mr. Karkus is not considered independent because he is an employee of the Company. Additionally, our Board has affirmatively determined that each of Mark Burnett, Jim McCubbin, and Mark Frank is “independent” as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”) regarding audit committee independence. We currently have a fully independent Compensation Committee, Nominating Committee, and Audit Committee.

Certain Relationships and Related Transactions

In accordance with the terms of the charter of our Audit Committee, the Audit Committee must review and approve the terms and conditions of all related party transactions. Although we have not entered into any transactions with any related parties since the start of fiscal 2013 that require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, if we were to do so in the future, any such transaction would need to be approved by the Audit Committee. There are no family relationships among any of the Company’s directors or executive officers.

Board Structure and Risk Oversight

Our governance structure combines the roles of principal executive officer and Board Chairman. Mr. Karkus has served as both Chairman and CEO of the Company since June 2009. The Board believes there are important advantages to Mr. Karkus serving in both roles at this time, and may revisit this structure at its discretion in the future. Mr. Karkus is the director most familiar with our Company’s business and industry and is best situated to propose the Board’s agendas and lead Board discussions on important matters. Mr. Karkus provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Another advantage is the clarity of leadership provided by one person representing the Company to employees, stockholders and other stakeholders. The Board has not named a lead independent director.

Our independent directors have executive sessions at which only independent directors are present in connection with regularly scheduled board meetings, and no less than twice a year.

Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board of Directors, which has responsibility for general oversight of risks, and through delegation to the Audit Committee. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

In addition, our Board monitors our exposure to a variety of risks through our Audit Committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department and the independent auditors, our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Pursuant to the Audit Committee Charter, such discussions should also include our exposure to counterparties or other institutions which we believe are at risk of significant financial distress.

Certain Legal Proceedings

None of our directors or executive officers, nor any associate of such individual, are involved in a material legal proceeding adverse to us or any of our subsidiaries or our joint ventures, however each of our directors and executive officers were named as defendants in a purported derivative complaint filed on February 2, 2012 by stockholder Guy Quigley in the Court of Common Pleas of Philadelphia County, Pennsylvania (No. 111200409). Among other things, the suit alleges various breaches of fiduciary and other duties, and seeks recovery of unspecified damages and other relief. The Company was also named as a nominal defendant. The Company believes the lawsuit is without merit and intends to vigorously defend against it. Limited pre-trial discovery was completed by July 12, 2013. We filed a motion to dismiss on July 26, 2013 on demand futility and plaintiff adequacy issues. On August 26, 2013 the court heard oral arguments regarding our motion for summary judgment and this motion is currently pending.

Nominations for Directors

In selecting candidates for appointment or re-election to the board of directors, the Governance and Nominating Committee of the Board (the “Nominating Committee”) considers the following criteria:

•	Personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community.
•	Experience as an executive officer of companies or as a senior leader of complex organizations, including scientific, government, educational, or large not-for-profit organizations. The Nominating Committee may also seek directors who are widely recognized as leaders in the fields of medicine or the biological sciences and manufacturing or business generally, including those who have received awards and honors in their field.
•	Financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance.
•	Possess the fundamental qualities of intelligence, perceptiveness, fairness, and responsibility.

•	Ability to critically and independently evaluate business issues, contributing a diverse perspectives or viewpoints, and making practical and mature judgments.
•	A genuine interest in the Company, and the ability to spend the time required to make substantial contributions as a director.
•	No conflict of interest or legal impediment that would interfere with the duty of loyalty to the Company and its stockholders.

Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management. Diversity of background, including gender, race, ethnic or national origin, age, and experience in business, government, education, international experience and other areas relevant to the Company’s business are factors in the selection process. As a company, we are committed to creating and sustaining a culture of inclusion and fairness. In addition, the Nominating Committee reviews the qualifications of the directors to be appointed to serve as members of the Audit Committee to ensure that they meet the financial literacy and sophistication requirements under NASDAQ rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations must be submitted to the Nominating Committee in accordance with Article 2.14 of the Company’s Bylaws to the Secretary at the Company’s principal executive office. For a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must provide timely notice and certain information about the stockholder and the nominee. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive office of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting, or, if such meeting is announced later than the ninetieth (90th) day prior to the date of such meeting, not later than the tenth (10th) day following the day on which public disclosure (as defined in Article 2.14 of the Bylaws) of the date of such annual meeting was first made.

Information must be provided for (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert. Each such person must provide (A) the name and address of such person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such person has a right to acquire beneficial ownership at any time in the future. In addition, each person must provide information relating to their derivative and short positions in the Company’s securities, as set out in the Company’s Bylaws.

In addition, each director nominee must provide the same information, as well as all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such nominating stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and a completed and signed questionnaire, provided by the Company’s Secretary relating to any voting commitments. The Company may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

Meetings and Committees of the Board of Directors

For the fiscal year ended December 31, 2013, there were 5 meetings of the Board. Each of the directors attended, in person or by telephone, more than 75% of the meetings of the Board and the committees on which he served.

The independent members of the Board met in executive session on two occasions during 2013.

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meetings of Stockholders. All six of our then sitting directors attended the 2013 Annual Meetings of Stockholders.

The Company has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.

The members of the Audit Committee are Mark Burnett, Jim McCubbin, and Mark Frank. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Mr. Frank serves as Chairman of the Audit Committee. The Board has determined that the Audit Committee consists entirely of directors who meet the independence requirements of the NASDAQ listing standards and that Mr. McCubbin qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Additionally, our Board has affirmatively determined that each of Mark Burnett, Jim McCubbin, and Mark Frank is “independent” as defined by the applicable rules of the Securities and Exchange Commission regarding audit committee independence. The Audit Committee reviews, analyzes and makes recommendations to the Board with respect to the Company’s accounting policies, internal controls and financial statements, consults with the Company’s independent registered public accountants, and reviews filings containing financial information of the Company to be made with the SEC. The Audit Committee met five times during 2013. The Audit Committee operates under a written charter adopted by the Board in 2002 which is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Audit Committee Charter.”

The members of the Compensation Committee are Dr. Louis Gleckel, Mark Burnett, and Mark Leventhal. Mr. Leventhal serves as Chairman of the Compensation Committee. The Board has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the NASDAQ listing standards for Compensation Committee members. The Compensation Committee reviews and approves the salary and all other compensation of officers of the Company, including non-cash benefits, incentive-based awards and equity-based awards. The Compensation Committee also administers the Company’s Amended and Restated 2010 Equity Compensation Plan and the 2010 Directors’ Equity Compensation Plan. The Compensation Committee may form subcommittees and delegate authority to such subcommittees or to one or more of its members when appropriate. The Compensation Committee has the authority to engage consultants. The Compensation Committee met two times during 2013. The Compensation Committee operates under a written charter adopted by the Board in 2009 which is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Compensation Committee Charter.”

The members of the Nominating Committee are Mark Leventhal, Dr. Louis Gleckel, and Mark Frank. Dr. Gleckel serves as Chairman of the Nominating Committee. The Board has determined that the Nominating Committee consists entirely of directors who meet the independence requirements of the NASDAQ listing standards. The Nominating Committee is responsible for developing and recommending criteria for selecting new directors and oversees evaluations of the Board and committees of the Board. The Nominating Committee has the responsibility to oversee the Company’s Corporate Governance Guidelines and propose changes to such guidelines from time to time as may be appropriate. The Nominating Committee met one time during 2013. The Nominating Committee operates under a written charter adopted by the Board in February 2010 which is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Governance and Nominating Committee Charter.”

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board by writing to such director(s) or to the whole Board, care of the Corporate Secretary, ProPhase Labs, Inc., 621 N. Shady Retreat Road, Doylestown, PA 18901. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee reviews and approves the salary and all other compensation of our executive officers (as defined in Rule 16a-1(f) under the Exchange Act), including non-cash benefits and incentive-based and equity-based awards. None of the Compensation Committee members was an officer or employee of the Company at any time prior to December 31, 2013, or had any relationship requiring disclosure under the caption “Certain Relationships and Related Transactions.” No executive officer of the Company served on any other entity’s compensation committee or other committee performing similar functions during the fiscal year.

EXECUTIVE OFFICERS

The following table and the paragraphs following the table set forth information regarding the current ages, positions, and business experience of the current executive officers of the Company:

Name	Position	Age
Ted Karkus	Chairman of the Board and Chief Executive Officer	54
Robert V. Cuddihy, Jr.	Executive Vice President, Chief Operating Officer and Chief Financial Officer	54

TED KARKUS has been the Chairman of the Board and the Chief Executive Officer of the Company since June 2009. Mr. Karkus was formerly the managing member of Forrester Financial, LLC, a management consulting firm founded by Mr. Karkus in 2001. Forrester Financial LLC provided a wide range of services to emerging-growth companies, including the structuring and raising of working capital as well as assisting management in developing operational, marketing and financial strategies. Mr. Karkus was instrumental in assisting the turnaround of ID Biomedical, an influenza vaccine manufacturer, which in 2005 was sold to GlaxoSmithKline plc for over $1.4 billion. Mr. Karkus has twenty-five years of experience in securities and capital markets including two years with Fahnestock & Co. Inc., a full-service brokerage firm, where he was Senior Vice President, Director of Institutional Equities, and four years at S.G. Warburg, an investment bank, where he was an institutional equity salesman and developed a large network of institutional investors. Mr. Karkus graduated with an MBA from Columbia University Graduate School of Business in 1984 where he received Beta Gamma Sigma honors. He graduated Magna Cum Laude from Tufts University in 1981.

ROBERT V. CUDDIHY, JR. has over twenty years of experience as the Chief Operating Officer and/or Chief Financial Officer of three public companies, including iDNA Inc., which focused on corporate communications, and HMG Worldwide Corporation, which focused on retail, planning and merchandising. Mr. Cuddihy has been the Chief Operating Office of the Company since July 2009 and the Chief Financial Officer of the Company since April 2011. He served as Chief Financial Officer and Treasurer of iDNA Inc. from September 2001 through February 2009 and Secretary from January 2003 through February 2009. From July 1987 to March 2001, Mr. Cuddihy was the Chief Financial Officer and Chief Operating Officer of HMG Worldwide Corporation, and also served as a director of such entity from February 1998 to May 2001. During 2009 and 2010, Mr. Cuddihy served as the President of Shannon Hill Associates, providing due diligence, financial structuring, operational analysis and transaction negotiation services for M&A, restructurings and divestitures. From July 1981 to July 1987, Mr. Cuddihy was with KPMG Peat Marwick, Certified Public Accountants, where he last served as a senior audit manager. Mr. Cuddihy graduated with a bachelor’s degree in accounting from Franklin and Marshall College in 1981.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total compensation paid or accrued for the years ended December 31, 2013 and 2012 to our CEO and our other most highly compensated executive officer who was serving as an executive officer on December 31, 2013. We refer to these officers as our “named executive officers.”

Summary Compensation Table for 2013

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(1)(2) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Ted Karkus Chairman of the Board and Chief Executive Officer	2013	675,000	100,000	82,500	55,138	45,483	958,121
	2012	675,000	225,000	81,250	—	43,017	1,024,267
Robert V. Cuddihy, Jr. Chief Financial Officer, Executive Vice President and Chief Operating Officer	2013	350,000	50,000	—	66,165	45,483	511,648
	2012	350,000	100,000	—	—	43,017	493,017

(1)	Bonuses were paid in recognition of services rendered.
(2)	The amounts in this column were calculated based on the grant date fair value of the Common Stock, in accordance with FASB ASC Topic 718. For a discussion of the assumptions and accounting for option awards and stock awards, please see note 6 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2013, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 27, 2014.
(3)	The value of attributable personal benefits for each named executive officer of the Company including insurances for life, health, dental and disability, vehicle allowances, and matching contributions in the Company’s 401(k) defined contribution plan.

Compensation Philosophy and Employment Agreements

Our Compensation Committee believes the most effective compensation package for named executive officers is designed to reward achievement of individual and corporate objectives, provide incentives for short-term, medium-term and long-term financial and strategic goals and to align the interests of management with those of the stockholders by providing incentives for improving shareholder value. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term, medium-term and long-term incentive compensation; however, a significant percentage of total compensation is allocated to performance-based incentive compensation, both in the form of cash programs and equity participation. Because there are no pre-established policies or targets, our Compensation Committee is able to evaluate the compensation package from year to year with the flexibility to configure allocations and amounts in a manner that aligns closely with shareholder interests. Our Compensation Committee has not, to date, used a third-party compensation consultant.

Subject to variation where appropriate, the elements of compensation to named executive officers include:

•	base salary, which is determined on an annual basis and is generally set forth in employment agreements with our executives;
•	annual cash incentive compensation, which is awarded by our Compensation Committee based on the Company and individual performance in the applicable fiscal year; and
•	long-term incentive compensation in the form of options and other awards.

Regarding most compensation matters, the Chief Executive Officer’s responsibility is to provide recommendations to the Compensation Committee based on an analysis of market standards and trends and an evaluation of the contribution of each executive officer to the Company’s performance. Our Compensation Committee considers, but retains the right to accept, reject or modify such recommendations. Neither the

Chief Executive Officer nor any other members of management is present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer is not present when decisions with respect to his compensation are made.

Cash compensation for our named executive officers consists of base salary and an annual bonus pursuant to the terms of their respective employment agreements. Base salaries are an integral component of our total compensation program and help to attract and retain senior executives. Base salary is the only fixed component of compensation for our executives. The base salaries for our executive officers are set in their employment agreements, but in the event the Company would hire an additional executive or renegotiate an existing employment agreement, the Compensation Committee would evaluate the competitive marketplace, the salaries of our other executives, and the scope of each executive’s responsibilities.

Our annual bonus opportunity is intended to incentivize the achievement of goals that drive annual performance. On an annual basis and generally in mid-December, our Compensation Committee determines the appropriate level and mix of performance-based cash incentive compensation for our named executive officers. In recent years, these incentives have included sales incentive plans for named executive officers charged with driving increases in sales and other similar metrics year to year. The amount of the annual bonus award for each executive is based on individual performance assessments and the performance of the Company. The annual bonus award earned in 2013 by each named executive officer is set forth in the Summary Compensation Table.

On November 8, 2011, the Company entered into new employment agreements, effective as of January 1, 2012, with each of Ted Karkus, Chairman and Chief Executive Officer of the Company, and Robert V. Cuddihy, Jr., Chief Financial Officer and Chief Operating Officer of the Company. The employment agreements superseded previous employment agreements with Messrs. Karkus and Cuddihy, dated August 19, 2009. The scheduled termination dates of the employment agreements is July 15, 2015, which is three years following the scheduled expiration date set forth in the executives’ former employment agreements. Each employment agreement was approved by our Compensation Committee. Copies of the employment agreements are included as Exhibits 99.1 and 99.2, respectively, to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2011.

Under his employment agreement with the Company, Mr. Karkus agreed to an annual base salary of $675,000 as Chief Executive Officer. He is eligible to receive an annual increase in base salary and may be awarded a bonus in the sole discretion of the Compensation Committee and also will receive regular benefits routinely provided to other senior executives of the Company.

Under his employment agreement with the Company, Mr. Cuddihy agreed to an annual base salary of $350,000 as Chief Financial Officer and Chief Operating Officer. Mr. Cuddihy is eligible to receive an annual increase in base salary and may be awarded a bonus in the sole discretion of the Compensation Committee and also will receive regular benefits routinely provided to other senior executives of the Company.

Each executive is subject to non-competition restrictions for up to a period of either six (6) months or eighteen (18) months following termination of employment depending on the nature of the termination. Each executive is also eligible for a gross up payment in the event that any amounts payable under the agreements (or any other plan, program, policy or arrangement with the Company) become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Consideration of Advisory Stockholder Vote on Executive Compensation

On May 6, 2013, at our annual meeting of stockholders, our stockholders overwhelmingly approved, on a non-binding advisory basis, the compensation of the Company’s executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the compensation tables and related narrative disclosure contained in our 2013 Proxy Statement (the “Say on Pay Vote”). The Compensation Committee appreciates and values the views of our shareholders.

As the Compensation Committee evaluated the Company’s compensation practices in 2013, the Compensation Committee was mindful of the strong support our stockholders expressed by the 2013 Say on Pay Vote. In light of this strong level of support of the overall pay practices, and of the general effectiveness of our long standing compensation policies, the Board and the Compensation Committee do not currently intend to make any specific changes to our executive compensation program for 2014. Going forward, future Say on Pay Votes will serve as an additional tool to assist the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

Also at the annual meeting on May 6, 2013, our stockholders expressed a preference that Say on Pay Votes occur every three years. In accordance with the results of this vote, the Board of Directors determined to implement a Say on Pay Vote every three years. Therefore, the next Say on Pay Vote will be held at our 2016 annual meeting of stockholders. The next required vote on the frequency of shareholder votes on the compensation of executives, is scheduled to occur at the 2019 annual meeting.

Compensation Pursuant to Plans

Our Compensation Committee believes that equity-based participation provides the named executive officers with strong economic interest in maximizing stock price appreciation over the long term. Equity-based awards are made pursuant to the Company’s equity incentive plans. Our primary stock-based employee compensation plan, the Amended and Restated 2010 Equity Compensation Plan (the “2010 Plan”), was initially approved by our Board and stockholders in May 2010, and was amended by our Board and stockholders in May 2013 to increase the number of available shares in the 2010 Plan by 700,000. We regard the 2010 Plan as a key retention tool. Retention serves as a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award.

Our Compensation Committee considers cost to the Company in determining the form of award and, as a result, routinely grants stock options and restricted shares. In determining the size of an option or restricted stock grant to a named executive officer, both upon initial hire and on an ongoing basis, our Compensation Committee considers competitive market factors, the size of the equity incentive plan pool, cost to the Company, the level of equity held by other officers and individual contribution to corporate performance. Although there is no set target level for holding options or stock ownership, our Compensation Committee recognizes that the equity-based component ensures additional focus by the named executive officers on stock price performance and enhances executive retention. Accordingly, the exercise price of stock options is tied to the fair market value of our Common Stock on the date of grant and such options typically vest quarterly over a four-year to six-year period. Based on such exercise price and the other conditions of the award agreements to be entered into with qualifying employees under the 2010 Plan, some options are intended to qualify as incentive stock options.

There is no set formula for the granting of awards to individual executives or employees. The number of options awarded may vary up or down from prior year awards. Mr. Karkus and Mr. Cuddihy were each awarded incentive stock options by our Compensation Committee in December, 2010 and in December, 2013. The 2010 award to Mr. Karkus is an incentive stock option to purchase 600,000 shares of our Common Stock, which vests in six equal installments of 100,000 shares each (on the first six anniversaries thereof); accordingly, options to purchase 300,000 shares have vested as of March 2014. The 2013 award to Mr. Karkus is an incentive stock option to purchase 100,000 shares of our Common Stock, which vests in two equal installments of 50,000 shares each (on the first two anniversaries thereof). The 2010 award to Mr. Cuddihy is an incentive stock option to purchase 200,000 shares of our Common Stock, which vests in four equal installments of 50,000 shares each (on the first four anniversaries thereof); accordingly, options to purchase 150,000 shares have vested as of March 2014. The 2013 award to Mr. Cuddihy is an incentive stock option to purchase 120,000 shares of our Common Stock, which vests in two equal installments of 60,000 shares each (on the first two anniversaries thereof). The 2010 and 2013 stock option awards and had an exercise price of $1.00 per share and $1.65 per share, respectively.

In keeping with our executive compensation program and philosophy for incentivizing the performance of our named executive officers, our Compensation Committee has used restricted stock grants to reinforce the alignment of interests of our named executive officers with those of our stockholders, as the value of the awards granted thereunder is linked to the value of our Common Stock, which, in turn, is indirectly attributable to the performance of our named executive officers. The Company paid bonuses to its named executive officers for the 2012 fiscal year in cash, as the number of reserved shares under the 2010 Plan was substantially depleted. For 2013, the Compensation Committee determined to award a $100,000 cash bonus to the Chief Executive Officer and $50,000 to the Chief Financial Officer, after reviewing both Company and individual performance for the year.

Payments upon Termination or Change in Control

Our employment agreements with our named executive officers also provide for payments upon certain terminations and change in control benefits to ensure that they work to secure the best outcome for stockholders in the event of a possible change in control, even if it means that they lose their jobs as a result. Under their employment agreements, in the event of the termination by the Company of the employment of Mr. Karkus or Mr. Cuddihy without cause or due to a voluntary resignation by either executive with Good Reason (as defined in the agreements), each executive will be paid a lump sum severance payment in cash equal to the greater of (A) the amount equal to eighteen (18) months base salary or (B) the amount equal to the his base salary for the remainder of the term as if the agreement had not been terminated. Additionally, each executive is entitled to receive a lump sum severance payment in cash equal to the greater of A or B, if he, within twenty four (24) months of a Change in Control (as defined in the agreements) of the Company, is terminated without cause or due to a voluntary resignation by him with Good Reason (as defined in the agreements). Each executive may also participate at Company expense in all medical and dental plans for the remainder of the term of his employment agreement in the event the Company terminates the employment agreement for any reason, except for the Company’s termination for Cause (as defined in the agreements) or a voluntary resignation by him without Good Reason (as defined in the agreements).

Beyond their employment agreements, each of Mr. Karkus and Mr. Cuddihy were awarded stock option grants under our 2010 Plan in December 2010 and December 2013. The terms of these options grants are discussed immediately above under the caption “Compensation Pursuant to Plans.” Pursuant to the terms of our Amended and Restated 2010 Equity Compensation Plan, in the event of a Change of Control (as defined in the 2010 Plan), with respect to any outstanding options then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions, the Compensation Committee may accelerate, vest, or cause the restrictions to lapse with all or any portion of an option, and may (i) cancel options for fair value, (ii) provide for the issuance of substitute options or (iii) provide that the stock options shall be exercisable for all shares subject thereto for a period of at least ten (10) days prior to the Change of Control and that upon the occurrence of the Change of Control, the stock options shall terminate and be of no further force or effect. In the event that either of Mr. Karkus or Mr. Cuddihy are terminated by the Company without Cause (as defined in their employment agreements), all options immediately and fully vest and become exercisable.

Defined Contribution Plan

In 1999, the Company implemented a 401(k) defined contribution plan for its employees. The 401(k) plan is the Company’s primary retirement benefit for its employees, including its executives. For executive officers, as well as all other employees, the Company makes a contribution to the plan annually based on the amount of the employee’s 401(k) plan contributions and compensation. The contribution to the plan by the Company consists of a 50% match of the employee’s contribution, up to $8,750 per person, per annum. The Company’s total contribution to the 401(k) plan in 2013 for its executives was approximately $17,500.

The Company does not provide its executive officers with any type of defined benefit retirement benefit or the opportunity to defer compensation pursuant to a non-qualified deferred compensation plan.

Perquisites and Other Personal Benefits

The Company provides executives with limited personal benefits. The Compensation Committee reviews annually the levels of personal benefits provided to the executives. Medical and dental insurance is provided to each executive; each executive contributes to such medical and dental insurance on the same basis as all other employees. Life and disability insurance is provided to each executive at no cost to the executive. All such benefits terminate at the time each executive is no longer employed with the Company or as otherwise provided in the applicable employment agreement. The annualized dollar value of such benefits is included in the Summary Compensation Table as “Other Compensation.” Company contributions to the Company’s 401(k) plan are also included in the Summary Compensation Table as “Other Compensation.”

Outstanding Equity Awards at Fiscal Year End for 2013

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
Ted Karkus	300,000	(1)	300,000	(1)	1.00	12/15/2017	—	—
			100,000	(2)	1.65	12/18/2019
Robert V. Cuddihy, Jr.	150,000	(2)	50,000	(3)	1.00	12/15/2017	—	—
			120,000	(4)	1.65	12/18/2019

(1)	Award of 600,000 options was granted December 15, 2010 with a six-year vesting period measured from the date of grant, and as such, one-sixth of these options vests on each of the six annual anniversaries of the date of grant.
(2)	Award of 100,000 options was granted December 19, 2013 with a two-year vesting period measured from the date of grant, and as such, one-half of these options vests on each of the two annual anniversaries of the date of grant.
(3)	Award of 200,000 options was granted December 15, 2010 with a four-year vesting period measured from the date of grant, and as such, one-fourth of these options vests on each of the four annual anniversaries of the date of grant.
(4)	Award of 120,000 options was granted December 19, 2013 with a two-year vesting period measured from the date of grant, and as such, one-half of these options vests on each of the two annual anniversaries of the date of grant.

Option Exercises During 2013

There were no stock option exercises by our named executive officers during 2013.

Director Compensation for 2013

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)		Total ($)
Mark Burnett	$31,500	$4,500	(3)	$36,000
Mark Frank	$31,500	$4,500	(3)	$36,000
Louis Gleckel, MD	$31,500	$4,500	(3)	$36,000
Mark Leventhal	$27,000	$9,000	(4)	$36,000
James McCubbin	$31,500	$4,500	(3)	$36,000

(1)	Our employee directors do not receive director fees. Accordingly, Mr. Ted Karkus, a director and the Chairman of the Board and the Chief Executive Officer of the Company, is not entitled to, and did not receive, any compensation for his service on the Board.
(2)	The amounts in this column were calculated based on the grant date fair value of the Common Stock, in accordance with FASB ASC Topic 718. For a discussion of the assumptions and accounting for option awards and stock awards, please see note 6 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2013, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 27, 2014.
(3)	Stock award represents 2,745 shares of restricted stock granted pursuant to the 2010 Directors’ Equity Compensation Plan on July 15, 2013. The grant date fair value for the award was $4,500.
(4)	Stock award represents 5,490 shares of restricted stock granted pursuant to the 2010 Directors’ Equity Compensation Plan on July 15, 2013. The grant date fair value for the award was $9,000.

In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company. Each non-employee director receives a monthly Board fee of $3,000, paid quarterly promptly following the close of each quarter, pro-rated for partial service. Non-employee directors do not receive additional fees for attendance at Board or committee meetings. Under our compensation plan for non-employee directors, approved in June 2009, each non-employee director has the right periodically to elect to receive up to 50% of their board fee in cash, but were required to accept at least 50% in shares of our Common Stock. From the fourth quarter of 2011 until the 2013 annual meeting of stockholders, the Company stopped issuing shares to directors because the Company did not have an adequate reserve of authorized shares available for issuance under the 2010 Directors’ Equity Compensation Plan. In May 2013, our stockholders approved an amendment to the 2010 Directors’ Equity Compensation Plan to increase the number of shares issuable thereunder from 250,000 shares to 425,000 shares.

We reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending Board and Committee meetings. Non-employee directors do not participate in any Company nonqualified deferred compensation plan and we do not pay any life insurance policies for the directors. Any director who is an employee of the Company is not entitled to compensation for service as a Board member.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information with respect to shares of common stock that may be issued under our equity compensation plans as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,637,500 (1)	$1.60	438,294 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,637,500	$1.60	438,294

(1)	Consists of options issued under our 1997 Stock Option Plan and 2010 Plan.
(2)	Includes 262,159 shares under our 2010 Plan and 176,135 shares under our 2010 Directors’ Equity Compensation Plan.

SECURITY OWNERSHIP

The following table sets forth information regarding ownership of our Common Stock as of April 3, 2014, or earlier date for information based on filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of our Common Stock, (b) each director and nominee for director of the Company, (c) the company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing previously in this Proxy Statement and (d) all directors and executive officers as a group. Unless otherwise indicated, the address of each person or entity listed below is the Company’s principal executive office.

Name of Beneficial Owners	Common Stock Beneficially Owned(1)	Percent of Class
5% Stockholders
Guy J. Quigley(2)	2,985,264	17.9%
Entities affiliated with Matrixx Initiatives, Inc.(3)	1,453,427	8.7%
BML Investment Partners, L.P.(4)	966,988	5.6%
Officers and Directors
Ted Karkus(5)	1,964,588	11.6%
Mark Burnett	304,513	1.8%
Mark Frank	72,940	*
Louis Gleckel, MD	72,940	*
Mark Leventhal(6)	455,685	2.7%
James McCubbin	28,682	*
Robert V. Cuddihy, Jr.(7)	281,324	1.7%
ALL DIRECTORS AND EXECUTIVE OFFICERS (Seven Persons)	3,180,672	18.6%

*	Less than 1%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 (“Rule 13d-3”) under the Exchange Act, and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3 based on 16,660,324 shares outstanding on April 3, 2014 and includes options or other rights to subscribe for shares of Common Stock which are exercisable within sixty (60) days of April 3, 2014.
(2)	Based on information of beneficial ownership as of September 6, 2012, included in a Schedule 13D/A filed with the Securities and Exchange Commission on September 6, 2012. The Schedule 13D/A reports sole voting power for 1,128,132 shares of common stock; shared voting power for 403,705 shares of common stock, sole dispositive power for 2,581,559 shares of common stock and shared dispositive poser for 403,705 shares of common stock. Mr. Quigley’s address is 3720 Fountain Circle, Fountainville, PA 18923.
(3)	Based on information of beneficial ownership as of October 9, 2012, included in a Schedule 13D/A filed with the Securities and Exchange Commission on October 9, 2012, which reports the 1,453,427 shares of common stock with shared voting power. The address of such holder is 1450 Brickell Avenue, 31st Floor, Miami, FL 33131. The Schedule 13D/A filed by such holder further provides that beneficial ownership of the reported securities is shared with Wonder Holdings Acquisition Corp., H.I.G. Bayside Debt & LBO Fund II, L.P., H.I.G. Bayside Advisors II, LLC, H.I.G. GP-II, Inc., Sami W. Mnaymneh and Anthony A. Tamer.
(4)	Based on information of beneficial ownership as of February 10, 2014, included in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2014, which reports the 966,988 shares of common stock with shared voting power and shared dispositive power. BML Capital Partners, L.P.’s address is 65 E Cedar — Suite 2, Zionsville, IN 46077.
(5)	Includes 1,664,588 shares and options to purchase 300,000 shares that are vested and exercisable.
(6)	Includes 180,000 shares owned by the Mark S & Donna R Leventhal Family Foundation Inc., a charitable foundation, which is controlled by Mr. Leventhal and his wife. Mr. Leventhal disclaims beneficial ownership of such 180,000 shares except to the extent of his pecuniary interest therein.
(7)	Includes 131,324 shares and options to purchase 150,000 shares that are vested and exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal 2013, all reports of ownership and changes in ownership applicable to its executive officers and directors were filed on a timely basis.

Audit Committee Report

The members of the Audit Committee are Messrs. Burnett, McCubbin, and Frank, who are independent directors and meet the eligibility standards for audit committee service under the rules of NASDAQ. The Board has determined that Mr. McCubbin is an audit committee financial expert, as defined under SEC rules.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements and the Company’s internal control over financial reporting. The independent registered public accounting firm of EisnerAmper LLP is responsible for performing an independent audit of the Company’s consolidated financial statements. Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the registered public accounting firm.

In this context, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2013;
2.	The Audit Committee has discussed with representatives of EisnerAmper LLP the matters required to be discussed by Auditing Standards No. 61 (A1CPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T;
3.	The Audit Committee also has received and reviewed the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence;
4.	The Audit Committee also has considered whether the provision by EisnerAmper LLP of non-audit services to the Company is compatible with maintaining EisnerAmper LLP’s independence; and
5.	The Audit Committee also has instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Audit Committee
Mark Burnett
James McCubbin
Mark Frank, Chairman

The foregoing report of the Audit Committee shall not be deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, nor shall such report be incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under such Acts except to the extent that the Company specifically incorporates such report by reference.

Audit and Non-Audit Fees

The table set forth below lists the fees billed to the Company by EisnerAmper LLP for audit services rendered in connection with the audits of our consolidated financial statements for the years ended December 31, 2013 and 2012, and fees billed for other services rendered by EisnerAmper LLP during these periods.

Description	2013	2012
Audit fees(1)	$189,000	$194,000
Audit related fees Tax fees	—	—
All other fees	—	—
Total	$189,000	$194,000

(1)	Comprised of the audit of our annual financial statements and reviews of our quarterly financial statements.

The Audit Committee reviews and pre-approves all audit and non-audit services to be provided by the independent auditor (other than with respect to the de minimis exceptions permitted under applicable law). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of our Audit Committee, the Board has appointed EisnerAmper LLP as the Company’s independent public auditor for the fiscal year ending December 31, 2014. Although the selection of auditor does not require ratification, the Board has directed that the appointment of EisnerAmper LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. A representative of EisnerAmper LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

How Many Votes Are Required To Approve Proposal 2

The number of votes cast “FOR” must exceed the number of votes cast in opposition, provided a quorum is present.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY IN 2014. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

OTHER INFORMATION

Attending the Annual Meeting

The Annual Meeting will take place at the offices of Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, New York 10022, on May 20, 2014, at 4:30 p.m., Eastern Time. This location is in Manhattan at the intersection of Lexington Avenue and 53rd Street. If you have questions about attending the Annual Meeting, please contact Investor Relations by phone at (215) 345-0919.

Stockholder Proposals

The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting, or, if such meeting is announced later than the ninetieth (90th) day prior to the date of such meeting, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.

Other than a proposal made pursuant to Rule 14a-8, each stockholder making a proposal must provide, (A) the name and address of such person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such person has a right to acquire beneficial ownership at any time in the future. In addition, each person must provide information relating to their derivative and short positions in the Company’s securities, as set out in the Company’s Bylaws.

Other than with respect to a proposal made pursuant to Rule 14a-8, as to each item of business that the stockholder proposes to bring before the annual meeting, such stockholder must provide (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing stockholders or (y) between or among any proposing stockholder and any other record or beneficial holder of the shares of any class or series of the Company (including their names) in connection with the proposal of such business by such stockholder.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder proposals is available to stockholders from the Secretary of the Company upon written request and an electronic copy of which is available at the SEC’s website located at www.sec.gov. For business or nominations intended to be brought to the 2015 Annual Meeting of Stockholders, the notice deadline is prior to February 19, 2015 but not earlier than January 20, 2015. Stockholder proposals or director nominations submitted after this date may not be presented at the 2015 Annual Meeting of Stockholders.

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement for the 2015 Annual Meeting of Stockholders must submit such proposals to the Company by December 18, 2014. Please address such proposals to: Secretary, ProPhase Labs, Inc., 621 N. Shady Retreat Road, Doylestown, PA 18901.

Expenses and Solicitation

All expenses in connection with this solicitation will be borne by the Company. The Company has engaged MacKenzie Partners to assist in the solicitation of Proxies by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company and MacKenzie Partners. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending soliciting material to their principals. The Company will pay MacKenzie Partners an estimated fee of up to $8,000 (including variable costs) in connection with the solicitation and have agreed to reimburse it for its reasonable out-of-pocket expenses.

Householding of Proxy Materials

In some cases, only one copy of this Proxy Statement and our 2013 Annual Report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2013 Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. If, at any time, you would like to receive a separate copy of our Proxy Statement and our 2013 Annual Report, we will promptly send you an additional copy upon written or oral request directed to Robert V. Cuddihy, Jr., Chief Operating Officer, at our offices located at 621 N. Shady Retreat Road, Doylestown, Pennsylvania 18901.

Other Business

The Board knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to Proxies in respect to any such business in the best judgment of the person or persons acting under the Proxies. The final results of the balloting at the 2014 Annual Meeting will appear in the Company’s Current Report on Form 8-K within four business days of the meeting.

This Proxy Statement and the Company’s 2013 Annual Report are available online at: http://www.astproxyportal.com/ast/07814/.

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your Proxy or voting instructions by mail. Please see the instructions on the Proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

ANNUAL MEETING OF STOCKHOLDERS OF

PROPHASE LABS, INC.

May 20, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at http://www.astproxyportal.com/ast/07814/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630000000000001000 5 050613

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Ted Karkus
- ○ Mark Burnett
- ○ Mark Frank
- ○ Louis Gleckel, MD
- ○ Mark Leventhal
- ○ James McCubbin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Check here if you plan to attend the meeting ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign full partnership name by a duly authorized person.